Exhibit 99.4

FIRST AMENDMENT TO STOCKHOLDER AGREEMENT

This First Amendment to Stockholder Agreement (this “Amendment”) is made and entered into by and among the stockholders of Heartland Financial USA, Inc., a Delaware corporation (“Company”) identified on the signature pages hereto (each a “Stockholder” and collectively the “Stockholders”) to become effective on the Amendment Date (as defined in Section 1, below), and it amends that certain Stockholder Agreement dated as of March 6, 2022 (the “Agreement”), among the several Stockholders party thereto, as heretofore amended by the joinder of additional Stockholders. Capitalized terms used herein and not contextually defined shall have the meanings ascribed in the Agreement.

Recitals

A.

The Designated Representatives have negotiated a Settlement Agreement and Release dated contemporaneously herewith in the form of Exhibit A, a material term of which calls for the termination of certain provisions of the Agreement and the public announcement of such termination by means of an amendment to the Schedule 13D previously filed by the Stockholders, as heretofore amended.

B.	The Stockholders desire to amend the Agreement on the Amendment Date as provided herein.

Agreement

NOW THEREFORE, in the Stockholders agree as follows:

1. Termination of Certain Provisions. Effective upon the execution and delivery of the Settlement Agreement by the Company and the Designated Representatives, and except as expressly provided herein, the Agreement is hereby terminated and shall be of no further force or effect. References herein to the “Amendment Date” apply to the date on which the Settlement Agreement has been duly and validly executed by the Company, the Designated Representatives, and the holders of a majority of the Shares.

2. Filing of Amendment to Schedule 13D. Promptly, and in any event not later than two (2) Business Days, following the Amendment Date, the Designated Representatives are authorized and directed, on behalf of and in the names of the Stockholders, to file an amended report of beneficial ownership on Schedule 13D in accordance with Regulation 13D of the Exchange Act, and to make such other public communications as may be required by applicable law or as permitted by the Settlement Agreement with respect to the matters governed hereby.

3. Expenses. Promptly following the effective date of this Amendment, and following the receipt by the Designated Representatives of the reimbursement of fees and expenses contemplated by the Settlement Agreement, the Designated Representatives shall distribute among the Stockholders, in accordance with the amounts actually contributed by each of them; provided, however, that if the reimbursement of fees and expenses is less than the full amount contributed by the several Stockholders for fees and expenses in accordance with Section 3(f) of the Agreement, then the amounts available for distribution shall be allocated among the Stockholders in accordance with the proportionate amounts actually contributed by each of them.

4. Liability of Designated Representatives; Indemnification. The provisions of Section 8 of the Agreement shall continue in full force and effect for a period of six (6) years following the Amendment Date; provided, however, that if and to the extent any action is then pending that would result in the continuing obligations of the Stockholders thereunder, then Section 8 shall continue in effect until the full and final discharge of such an action.

5. Counterparts. This Amendment may be executed in counterparts to the same extent and subject to the same conditions as the Agreement.

[Remainder of this page intentionally left blank. Signature Pages follow.]

2

IN WITNESS WHEREOF, the Stockholders hereto have caused this Agreement to be executed effective as of the day and year first above written.

STOCKHOLDERS:

LYNN B. FULLER

/S/ Lynn B. Fuller
Lynn B. Fuller

LYNN B. FULLER TRUST UNDER AGREEMENT DATED 5/7/1996

By:	/S/ Lynn B. Fuller
Name:	Lynn B. Fuller
Title:	Trustee

LYNN S. FULLER FAMILY GST TRUST (Lynn B. Fuller Trustee)

By:	/S/ Lynn B. Fuller
Name:	Lynn B. Fuller
Title:	Trustee

LBF HEARTLAND PARTNERSHIP L.L.L.P.

By:	/S/ Lynn B. Fuller
Name:	Lynn B. Fuller
Title:	General Partner

LBF HEARTLAND PARTNERSHIP II L.L.L.P.

By:	/S/ Lynn B. Fuller
Name:	Lynn B. Fuller
Title:	General Partner

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]

THOMAS J. FULLER

/S/ Thomas J. Fuller
Thomas J. Fuller

THOMAS J. FULLER TRUST UNDER AGREEMENT DATED 2/26/2021

By:	/S/ Thomas J. Fuller
Name:	Thomas J. Fuller
Title:	Trustee

CYNTHIA A. FULLER

/S/ Cynthia A. Fuller
Cynthia A. Fuller

CYNTHIA A. FULLER TRUST UNDER AGREEMENT DATED 7/2/2015

By:	/S/ Cynthia A. Fuller
Name:	Cynthia A. Fuller
Title:	Trustee

BARRY H. ORR

/S/ Barry H. Orr
Barry H. Orr

KATHY ORR

/S/ Kathy Orr
Kathy Orr

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]

MARY LOU FULLER

/S/ Mary Lou Fuller
Mary Lou Fuller

MARY LOU FULLER TRUST UNDER AGREEMENT DATED 7/24/2018

By:	/S/ Mary Lou Fuller
Name:	Mary Lou Fuller
Title:	Trustee

MARY LOU FULLER, TRUSTEE OF LYNN S. FULLER FAMILY GST TRUST FBO MARY LOU FULLER U/A 9/19/91

By:	/S/ Mary Lou Fuller
Name:	Mary Lou Fuller
Title:	Trustee

KURT M. SAYLOR

/S/ Kurt M. Saylor
Kurt M. Saylor

KURT M. SAYLOR TRUST UNDER AGREEMENT DATED 1/6/1998

By:	/S/ Kurt M. Saylor
Name:	Kurt M. Saylor
Title:	Trustee

MELISSA J. SAYLOR

/S/ Melissa J. Saylor
Melissa J. Saylor

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]

MELISSA J. SAYLOR TRUST UNDER AGREEMENT DATED 1/6/1998

By:	/S/ Melissa J. Saylor
Name:	Melissa J. Saylor
Title:	Trustee

THOMAS G. RICHARDS

/S/ Thomas G. Richards
Thomas G. Richards

THOMAS G. RICHARDS LIVING TRUST

/S/ Thomas G. Richards
Name:	Thomas G. Richards
Title:	Trustee

BRUCE ORR

/S/ Bruce Orr
Bruce Orr

BARRY BROWN

/S/ Barry Brown
Barry Brown

RONNY BROWN

/S/ Ronny Brown
Ronny Brown

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]

ROBERT D. REGNIER

/S/ Robert D. Regnier
Robert D. Regnier

ROBERT D. REGNIER REVOCABLE TRUST

By:	/S/ Robert D. Regnier
Name:	Robert D. Regnier
Title:	Trustee

ROBERT & ANN REGNIER FAMILY LIMITED PARTNERSHIP

By:	/S/ Robert D. Regnier
Name:	Robert D. Regnier
Title:	General Partner

REGNIER FAMILY LIMITED PARTNERSHIP II

By:	/S/ Robert D. Regnier
Name:	Robert D. Regnier
Title:	General Partner

JOHN BENTON

/S/ John Benton
John Benton

DUNCAN BURKHOLDER

/S/ Duncan Burkholder
Duncan Burkholder

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]

RICKY GREEN

/S/ Ricky Green
Ricky Green

JOHN W. COX, JR.

/S/ John W. Cox, Jr.
John W. Cox, Jr.

RAMESH KAPUR

/S/ Ramesh Kapur
Ramesh Kapur

RAMESH C. KAPUR, CHANDA KAPUR & SEEMA CHAND KAPUR FBO 2020 GIFT TRUST UTD 10/29/2020

/S/ Ramesh C. Kapur
Name: Ramesh C. Kapur
Title: Trustee

RCK LP A LIMITED PARTNERSHIP

/S/ Ramesh C. Kapur
Name: Ramesh C. Kapur
Title: General Partner

KAPUR & ASSOCIATES, INC.

/S/ Ramesh C. Kapur
Name: Ramesh C. Kapur
Title: President

FRED LOCKER

/S/ Fred Locker
Fred Locker

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]

MIKE MECHENBIER

/S/ Mike Mechenbier
Mike Mechenbier

MIKE MECHENBIER & KATHLEEN MECHENBIER TRUST UTD 3/18/1988

/S/ Mike Mechenbier
Name: Mike Mechenbier
Title: Trustee

GARY ROTHWELL

/S/ Gary Rothwell
Gary Rothwell

SHANNON HIMANGO

/S/ Shannon Himango
Shannon Himango

JAMES YOUNG

/S/ James Young
James Young

[Signature Page to Amend No. 1 to Stockholders Agreement of Heartland Financial USA, Inc.]